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                                                                    EXHIBIT 10.3

                                    GUARANTY

     This UNCONDITIONAL GUARANTY OF PAYMENT (including the Schedules hereto, this "Guaranty"), is made as of April 16, 2003, JOINTLY AND SEVERALLY by GENERAL GROWTH PROPERTIES, INC., a Delaware corporation ("GGP, Inc.") and GGP LIMITED PARTNERSHIP, a Delaware limited partnership ("Partnership"; GGP, Inc. and Partnership are each referred to individually as a "Guarantor", and collectively as the "Guarantors"), in favor of EUROHYPO AG, NEW YORK BRANCH, as administrative agent (the "Administrative Agent") for the Lenders (collectively, the "Lenders") that are from time to time parties to that certain Revolving and Term Credit Agreement (as from time to time amended, restated or otherwise modified, the "Credit Agreement"), dated as of the date hereof, among GGPLP L.L.C., a Delaware limited liability company ("GGP LLC"), and Partnership (GGP LLC and Partnership being referred to herein, individually or collectively, as the context shall infer, as the "Borrower"), the Lenders and the Administrative Agent.

     The Schedules to this Guaranty contain text integral to this Guaranty and are incorporated herein by express reference as if fully set forth herein. Capitalized terms not otherwise defined in this Guaranty shall have the meanings ascribed to them in the Credit Agreement.

                                    RECITALS

     A. Borrower, Administrative Agent and the other Lenders entered into the Credit Agreement, whereby Lenders agreed to make unsecured revolving and term loans to Borrower in an aggregate principal amount of up to $700,000,000, subject to increase up to a principal amount not to exceed $1,000,000,000 pursuant to Section 3.1 of the Credit Agreement (collectively, the "Loans").

     B. In connection with the Loans, Borrower executed and delivered one or more notes in favor of the Lenders, each dated as of the date hereof (together with any promissory notes executed after the date hereof, to evidence Loans, the "Notes").

     C. Each Guarantor will derive material benefit from the Loans evidenced by the Notes and the other Loan Documents.

     D. Each Guarantor is guaranteeing the obligations of each Borrower under the Credit Agreement. As a result, GGP, Inc. shall be liable as a guarantor on the obligations of both the Company and the Partnership under the Credit Agreement and the Partnership shall be liable as a guarantor for the obligations of GGP LLC, as well as for its own obligations as a Borrower under the Credit Agreement.

     E. Lenders have relied on the statements and agreements contained herein in agreeing to make the Loans. The execution and delivery of this Guaranty by Guarantors is a condition precedent to the making of the Loans by the Lenders.

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                                   AGREEMENTS

     NOW, THEREFORE, intending to be legally bound, each Guarantor, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby covenants and agrees for the benefit of Lenders and their successors and permitted indorsees, transferees, participants and assigns of interests in the Loans as follows:

     1. Each Guarantor, on behalf of itself and its successors and assigns, hereby irrevocably, absolutely, and unconditionally guarantees, on a joint and several basis, the full and punctual payment when due, whether at stated maturity or otherwise, of all obligations of Borrower now or hereafter existing under the Notes, the Credit Agreement and the other Loan Documents to which Borrower is a party, as the same may be amended, supplemented, modified or restated from time to time, and, subject to the terms of Section 19(e) of this Guaranty, any and all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by the Administrative Agent in enforcing its rights under this Guaranty. All sums owing pursuant to this Section 1 are collectively referred to as the "Guaranteed Obligations". Each Guarantor hereby consents to any increase in the Loans pursuant to Section 3.1 of the Credit Agreement. Any sums disbursed to Borrower pursuant to Section 3.1 of the Credit Agreement shall be included in the Guaranteed Obligations.

     2. It is agreed that the obligations of each Guarantor hereunder are primary and this Guaranty shall be enforceable against each Guarantor and its successors and assigns without the necessity for any suit or proceeding of any kind or nature whatsoever brought by the Administrative Agent against Borrower or its respective successors or assigns or any other party (including the other Guarantor hereunder) or against any security for the payment and performance of the Guaranteed Obligations and, to the extent permitted by applicable law, without the necessity of any notice of nonpayment or nonobservance or of any notice of acceptance of this Guaranty or of any notice or demand to which a Guarantor might otherwise be entitled (including, without limitation, diligence, presentment, notice of maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, imposition or agreement arrived at as to the amount of or the terms of the Guaranteed Obligations, notice of adverse change in Borrower's financial condition and any other fact which might materially increase the risk to a Guarantor), all of which each Guarantor, to the extent permitted by applicable law, hereby expressly waives; and, to the extent permitted by applicable law, each Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of each Guarantor hereunder shall in no way be terminated, affected, diminished, modified or impaired by reason of the assertion of, or the failure to assert by the Administrative Agent against Borrower or its respective successors or assigns, any of the rights or remedies reserved to the Administrative Agent pursuant to the provisions of the Loan Documents. Each Guarantor hereby agrees that, to the extent permitted by applicable law, any notice or directive given at any time to the Administrative Agent which is inconsistent with the waiver in the immediately preceding sentence shall be void and may be ignored by the Administrative Agent, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Administrative Agent has specifically agreed otherwise in writing, signed by a duly authorized officer. Each Guarantor specifically acknowledges and

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agrees that the foregoing waivers are of the essence of this transaction and that, but for this Guaranty and such waivers, the Lenders would not make the requested Loans to Borrower.

     3. To the extent permitted by applicable law, each Guarantor hereby waives, and covenants and agrees that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any and all appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or right of homestead exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by a Guarantor of its obligations under, or the enforcement by the Administrative Agent of, this Guaranty. To the extent permitted by applicable law, each Guarantor further covenants and agrees not to set up or claim any defense, counterclaim, offset, setoff or other objection of any kind to any action, suit or proceeding in law, equity or otherwise, or to any demand or claim that may be instituted or made by the Administrative Agent other than the defense of the actual timely payment and performance of the Guaranteed Obligations hereunder. Each Guarantor represents, warrants and agrees that, as of the date hereof, its obligations under this Guaranty are not subject to any counterclaims, offsets or defenses against the Administrative Agent of any kind.

     4. The provisions of this Guaranty are for the benefit of the Administrative Agent on behalf of the Lenders and their successors and permitted assigns of interests in the Loans, and nothing herein contained shall impair as between Borrower and the Administrative Agent the obligations of Borrower under any or all of the Loan Documents.

     5. This Guaranty shall be a continuing, unconditional and absolute, joint and several guaranty and, to the extent permitted by applicable law, the liability of each Guarantor hereunder shall in no way be terminated, affected, modified, impaired or diminished (except to the extent the Guaranteed Obligations are paid or otherwise satisfied) by reason of the happening, from time to time, of any of the following, although without notice or the further consent of either Guarantor:

          (a) any assignment, amendment, modification or waiver of or change in any of the terms, covenants, conditions or provisions of any of the Guaranteed Obligations or the Loan Documents or the invalidity or unenforceability of any of the foregoing; or

          (b) any extension of time that may be granted by the Administrative Agent (or any Lender) to Borrower, any guarantor, or their respective successors or assigns; or

          (c) any action which the Administrative Agent (or any Lender) may take or fail to take under or in respect of any of the Loan Documents or by reason of any waiver of, or failure to enforce any of the rights, remedies, powers or privileges available to the Administrative Agent (or any Lender) under this Guaranty or available to the Administrative Agent (or any Lender) at law, in equity or otherwise, or any action on the part of the Administrative Agent (or any Lender) granting indulgence or extension in any form whatsoever; or

          (d) any sale, exchange, release, or other disposition of any property pledged, mortgaged or conveyed, or any property in which the Administrative Agent and/or the Lenders have been granted a lien or security interest to secure any indebtedness of Borrower to the Administrative Agent and/or the Lenders; or

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          (e)  any release of any person or entity who may be liable in any manner for the payment and collection of any amounts owed by Borrower to the Administrative Agent and/or the Lenders (including the other Guarantor; provided that the release of one Guarantor shall terminate the joint and several nature of this Guaranty and shall terminate the liability hereunder of the released Guarantor (only)); or

          (f) the application of any sums by whomsoever paid or however realized to any amounts owing by Borrower to the Administrative Agent and/or the Lenders under any or all of the Loan Documents in accordance with the terms of the Loan Documents; or

          (g) Borrower's or a Guarantor's voluntary or involuntary liquidation, dissolution, sale of all or substantially all of their respective assets and liabilities, appointment of a trustee, receiver, liquidator, sequestrator or conservator for all or any part of Borrower's or a Guarantor's assets, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment, or the commencement of other similar proceedings affecting Borrower or a Guarantor or any of the assets of either of them, including, without limitation, (i) the release or discharge of Borrower or a Guarantor from the payment and performance of their respective obligations under any of the Loan Documents by operation of law, or (ii) the impairment, limitation or modification of the liability of Borrower or a Guarantor in bankruptcy, or of any remedy for the enforcement of the Guaranteed Obligations under any of the Loan Documents, or a Guarantor's liability under this Guaranty, resulting from the operation of any present or future provisions of the Bankruptcy Code or other present or future federal, state or applicable statute or law or from the decision in any court; or

          (h) any improper disposition by Borrower of the proceeds of the Loans, it being acknowledged by each Guarantor that the Administrative Agent shall be entitled to honor any request made by Borrower for a disbursement of such proceeds and that the Administrative Agent shall have no obligation to see the proper disposition by Borrower of such proceeds.

     6. Each Guarantor hereby agrees that, if at any time all or any part of any payment at any time received by the Administrative Agent (or any Lender) from Borrower under any of the Notes or other Loan Documents or from a Guarantor under or with respect to this Guaranty is or must be rescinded or returned by the Administrative Agent (or any Lender) for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower or a Guarantor), then each Guarantor's obligations hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence notwithstanding such previous receipt by the Administrative Agent (or any Lender), and each Guarantor's obligations hereunder shall continue to be effective or reinstated, as the case may be, as to such payment, as though such previous payment to the Administrative Agent (or any Lender) had never been made.

     7. Until this Guaranty is terminated pursuant to the terms hereof, each Guarantor (i) shall have no right of subrogation against Borrower or any entity comprising same by reason of any payments or acts of performance by a Guarantor in compliance with the obligations of a Guarantor hereunder; (ii) hereby waives any right to enforce any remedy which each Guarantor now or hereafter shall have against Borrower or any entity comprising same by reason of any one or more payments or acts of performance in compliance with the obligations of a Guarantor

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hereunder; and (iii) shall subordinate any liability or indebtedness of Borrower or any entity comprising same now or hereafter held by each Guarantor to the obligations of Borrower under the Loan Documents; PROVIDED that nothing contained herein shall limit the right of a Guarantor to receive any amount from Borrower or any entity comprising the same or the other Guarantor that is not prohibited by the terms of the Loan Documents.

     8. Each Guarantor hereby represents, warrants and covenants, on its own behalf to the Administrative Agent with the knowledge that the Administrative Agent is relying upon the same, as follows:

          (a) as of the date hereof, GGP, Inc. owns approximately 75% of the common partnership interests in the Partnership as a General Partner in the Partnership;

          (b) each Guarantor is familiar with the financial condition of Borrower;

          (c) based upon such relationship, such Guarantor has determined that it is in its best interest to enter into this Guaranty;

          (d) this Guaranty is necessary and convenient to the conduct, promotion and attainment of such Guarantor's business, and is in furtherance of such Guarantor's business purposes;

          (e) the benefits to be derived by such Guarantor from Borrower's access to funds made possible by the Loan Documents are at least equal to the obligations of such Guarantor undertaken pursuant to this Guaranty;

          (f) such Guarantor hereby makes the representations and warranties applicable to it set forth in Schedule 8(e) attached hereto, which representations and warranties shall be deemed remade to the same extent Borrower is required to remake representations and warranties under the Credit Agreement (other than representations and warranties which expressly speak as of a different date, which shall be true and correct in all material respects as of such date, and other than representations and warranties with respect to which Guarantors or Borrower have disclosed to the Administrative Agent in writing that the facts are not as represented therein and the Administrative Agent has approved or consented to, conditionally or otherwise, the facts so disclosed);

          (g) each Guarantor hereby covenants and agrees that so long as any Guaranteed Obligations remain outstanding, that it will comply with the covenants applicable to it as set forth in the Credit Agreement and in
Schedule 8(f) hereto; and

          (h) each Guarantor hereby agrees that the occurrence of any of the events or circumstances described in Schedule 8(g) hereto (subject to the notice and cure periods specified therein) shall be an "event of default" hereunder.

     9. Each Guarantor shall deliver or cause to be delivered to Lenders all of the Financial Statements of such Guarantor to be delivered in accordance with the terms of the Credit Agreement.

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     10.  Each Guarantor and the Administrative Agent acknowledge and agree that this Guaranty is a guaranty of payment and not of collection and enforcement in respect of any Guaranteed Obligations which may accrue to the Administrative Agent and/or the Lenders from Borrower under the provisions of any Loan
Document.

     11. Subject to the terms and conditions of the Credit Agreement, and only in conjunction with a transfer permitted thereunder, the Administrative Agent may assign any or all of its rights under this Guaranty.

     12. Each Guarantor agrees, upon the written request of the Administrative Agent, to execute and deliver to the Administrative Agent from time to time, any modification or amendment hereto or any additional instruments or documents reasonably considered necessary by the Administrative Agent or its counsel to cause this Guaranty to be, become or remain valid and effective in accordance with its terms or in order to implement more fully the intent of this Guaranty; PROVIDED that any such modification, amendment, additional instrument or document shall not increase a Guarantor's obligations or diminish its rights hereunder and shall be reasonably satisfactory as to form to each Guarantor and its counsel.

     13. The representations and warranties of each Guarantor set forth in this Guaranty shall survive until this Guaranty shall terminate in accordance with the terms hereof. Each Guarantor hereby agrees on a joint and several basis to indemnify and hold Lenders free and harmless from and against all loss, reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and costs), liability and damage which Lenders sustain by reason of the material inaccuracy or breach of any of the foregoing representations and warranties; PROVIDED, however, that a Guarantor shall have no obligation to indemnify and hold Lenders free and harmless from and against the same to the extent caused by or resulting from the willful misconduct or gross negligence of Lenders.

     14. This Guaranty together with the Credit Agreement and the other Loan Documents contains the entire agreement among the parties with respect to the Loans being made to Borrower simultaneously with the execution and delivery hereof, and supersedes all prior agreements relating to such Loans and may not be modified, amended, supplemented or discharged (other than by payment or other satisfaction in full of the Guaranteed Obligations) except by a written agreement signed by the Guarantors and the Administrative Agent.

     15. If all or any portion of any provision contained in this Guaranty shall be determined to be invalid, illegal or unenforceable in any respect for any reason, such provision or portion thereof shall be deemed stricken and severed from this Guaranty and the remaining provisions and portions thereof shall continue in full force and effect.

     16. In order for any demand, request or notice to the respective parties hereto to be effective, such demand, request or notice shall be given, in writing, by delivering the same personally or by nationally recognized overnight courier service or by mailing, by certified or registered mail, postage prepaid or by telecopying the same, addressed to such party at the address set forth below or to such other address as may be identified by any party in a written notice to the other. Any such demand, request or notice sent as aforesaid shall be deemed to have been received by the party to whom it is addressed upon delivery, if personally delivered, and on

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the actual receipt thereof, if sent by certified or registered mail or by telecopier, and when transmitted, if sent by telex:

If to either
Guarantor:             General Growth Properties, Inc.
                       110 North Wacker Drive
                       Chicago, Illinois 60606
                       Attention: Chief Financial Officer
                       Telephone: (312) 960-5252
                       Telecopy: (312) 960-5463

With a copy to (which copy shall not be necessary to effect notice):

                       Neal, Gerber & Eisenberg
                       Two North LaSalle Street, Suite 2200
                       Chicago, Illinois 60602
                       Attention: Marshall E. Eisenberg
                       Telephone: (312) 269-8000
                       Telecopy: (312) 269-1747

If to the Administrative Agent:

                       EUROHYPO AG, NEW YORK BRANCH
                       123 North Wacker Drive
                       Suite 2300
                       Chicago, Illinois 60606
                       Attn: Maureen M. Slentz
                       Telephone: (312) 267-8868
                       Facsimile: (312) 267-8875

With a copy to:        EUROHYPO AG, NEW YORK BRANCH
                       1114 Avenue of the Americas, 29th Floor
                       New York, New York 10036
                       Attn:  Legal Director
                       Telephone: (212) 479-5780
                       Facsimile: (212) 479-5800

With a copy to (which copy shall not be necessary to effect notice):

                       Katten Muchin Zavis Rosenman
                       525 West Monroe Street
                       Chicago, Illinois 60661
                       Attention:  Mark C. Simon
                       Telephone: (312) 902-5301
                       Facsimile: (312) 577-4517

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     17.  This Guaranty shall be binding upon each Guarantor and their respective successors and permitted assigns and shall inure to the benefit of the Administrative Agent, the Lenders and their respective successors and permitted assigns.

     18. The failure of the Administrative Agent to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against the Administrative Agent, nor excuse a Guarantor from its obligations hereunder. To be enforceable against the Administrative Agent, any waiver of any such right or remedy must be expressly set forth in a writing signed by the Administrative Agent.

     19. (a) IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, MATTERS OF CONSTRUCTION AND PERFORMANCE OF THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER, THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, INCLUDING WITHOUT LIMITATION 735 ILCS 105/5-5 AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR, AND BY ITS ACCEPTANCE OF THIS GUARANTY, THE ADMINISTRATIVE AGENT, HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. EACH GUARANTOR AND THE ADMINISTRATIVE AGENT IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO GUARANTORS OR THE ADMINISTRATIVE AGENT AT THE ADDRESS FOR NOTICES SET FORTH HEREIN. EACH GUARANTOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE GUARANTORS AND THE ADMINISTRATIVE AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED IN ANY OTHER COMPETENT JURISDICTION.

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          (c)  EACH GUARANTOR AND THE ADMINISTRATIVE AGENT EACH HEREBY WAIVES
ITS RIGHTS TO A JURY TRIAL OF ANY AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. IT IS HEREBY ACKNOWLEDGED BY EACH GUARANTOR THAT THE WAIVER OF A JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT TO ACCEPT THIS GUARANTY AND THAT THE LOANS MADE BY THE LENDERS ARE MADE IN RELIANCE UPON SUCH WAIVER. EACH GUARANTOR AND THE ADMINISTRATIVE AGENT FURTHER WARRANTS AND REPRESENTS THAT SUCH WAIVER HAS BEEN KNOWINGLY AND VOLUNTARILY MADE, FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED BY THE ADMINISTRATIVE AGENT OR A GUARANTOR IN COURT AS A WRITTEN CONSENT TO A NON-JURY TRIAL.

          (d) Each Guarantor does hereby further covenant and agree to and with the Administrative Agent that a Guarantor may be joined in any action against Borrower in connection with the Loan Documents and that recovery may be had against a Guarantor in such action or in any independent action against a Guarantor (with respect to the Guaranteed Obligations), without the Administrative Agent first pursuing or exhausting any remedy or claim against Borrower or its successors or assigns or making claim on the other Guarantor hereunder. Each Guarantor also agrees that, in an action brought with respect to the Guaranteed Obligations in any competent jurisdiction, it shall be conclusively bound by the judgment in any such action by the Administrative Agent (wherever brought) against Borrower or its successors or assigns, as if such Guarantor were a party to such action, even though such Guarantor was not joined as a party in such action.

          (e) Guarantors hereby jointly and severally agree to pay all reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements) which may be incurred by the Administrative Agent in connection with the enforcement of its rights under this Guaranty, whether or not suit is initiated; PROVIDED, however, that such expenses of the Administrative Agent shall be paid by the Administrative Agent if a final judgment in favor of a Guarantor is rendered by a court of competent jurisdiction. Moreover, each Guarantor covenants and agrees on a joint and several basis to indemnify and save the Administrative Agent harmless of and from, and defend it against, all losses, reasonable out-of-pocket costs and expenses, liabilities, damages or claims arising by reason of a Guarantor's failure to perform its obligations hereunder; PROVIDED, however, that a Guarantor shall have no obligation to indemnify and save the Administrative Agent harmless of and from, and defend it against, the same to the extent caused by or resulting from the willful misconduct or gross negligence of the Administrative Agent.

     20. Subject to the terms of Section 6 hereof, this Guaranty shall terminate and be of no further force or effect upon the full performance and payment of the Guaranteed Obligations hereunder. Upon termination of this Guaranty in accordance with the terms of this Guaranty, the Administrative Agent promptly shall deliver to Guarantors at Guarantors' expense such documents as Guarantors or their counsel reasonably may request in order to evidence such termination.

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     21.  All of the Administrative Agent's rights and remedies under each of the Loan Documents or under this Guaranty are intended to be distinct, separate and cumulative and no such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any other right or remedy available to the Administrative Agent.

     22. EACH GUARANTOR AGREES THAT ALL OF ITS OBLIGATIONS UNDER THIS GUARANTY ARE JOINT AND SEVERAL WITH THE OTHER GUARANTOR, AND THE ADMINISTRATIVE AGENT CAN ENFORCE SUCH OBLIGATIONS AGAINST ANY OR ALL OF THE GUARANTORS, IN THE ADMINISTRATIVE AGENT'S SOLE AND UNLIMITED DISCRETION.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered as of the date first set forth above.


                                GUARANTORS:

                                GENERAL GROWTH PROPERTIES, INC., a
                                Delaware corporation

                                By:     /s/ Bernard Freibaum
                                   ---------------------------------------------
                                Name:   Bernard Freibaum
                                      ------------------------------------------
                                Title:  Executive Vice President
                                       -----------------------------------------


                                GGP LIMITED PARTNERSHIP, a Delaware
                                limited partnership

                                By: General Growth Properties, Inc., its sole general partner

                                      By:     /s/ Bernard Freibaum
                                         ---------------------------------------
                                      Name:   Bernard Freibaum
                                            ------------------------------------
                                      Title:  Executive Vice President
                                             -----------------------------------

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                                  SCHEDULE 8(e)

                   ARTICLE I -- REPRESENTATIONS AND WARRANTIES

REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to enter into the Credit Agreement and to make the Loans and the other financial accommodations to Borrower described therein, GGP, Inc. hereby represents and warrants to each Lender that the following statements are true, correct and complete:

     (a)  ORGANIZATION; POWERS.

          (i) GGP, Inc. (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) is duly authorized and qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, and (C) has all requisite corporate power and authority to conduct its business as presently conducted.

          (ii) True, correct and complete copies of GGP, Inc.'s Organizational Documents identified on SCHEDULE 7.1-A of the Credit Agreement have been delivered to the Administrative Agent, each of which is in full force and effect, has not been modified or amended except to the extent indicated therein and, to the best of its knowledge, there are no defaults under such Organizational Documents and no events which, with the passage of time or giving of notice or both, would constitute a default under such Organizational Documents.

          (iii)   GGP, Inc. is not a "foreign person" within the meaning of
Section 1445 of the Internal Revenue Code.

     (b)  AUTHORITY.

          (i) GGP, Inc. (A) in its capacity as the sole general partner of the Partnership, in respect of the Partnership, and (B) in its capacity as the sole general partner of the Partnership, in the Partnership's capacity as the sole managing member of GGP LLC, in respect of GGP LLC, has the requisite power and authority to execute, deliver and perform this Guaranty on behalf of the Partnership, and the Credit Agreement on behalf of GGP LLC and the Partnership and each of the other Loan Documents which are required to be executed on behalf of GGP LLC and the Partnership as required by the Credit Agreement.

          (ii) The execution, delivery and performance of this Guaranty and of each of the Loan Documents which must be executed in connection therewith by it and to which it is a party and the consummation of the transactions contemplated hereby are within its corporate powers, have been duly authorized by all necessary corporate action, and such authorization has not been rescinded. No other corporate action or proceedings on its part is necessary to consummate such transactions.

          (iii) This Guaranty has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except to the extent that the enforcement thereof or the availability of equitable remedies may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance or similar laws now or hereafter in effect relating to or affecting creditors' rights generally or by general principles of equity, or by the discretion of any court in awarding equitable remedies, regardless of whether such enforcement is considered in a preceding in equity or at law), is in full force and effect and all the terms, provisions, agreements and conditions set forth herein and required to be performed or complied with by it on or before the Funding Date have been performed or complied with, and no potential event of default, event of default or breach of any covenant exists hereunder.

     (c)  SUBSIDIARIES; OWNERSHIP OF CAPITAL STOCK.

          (i) SCHEDULE 7.1-C (A) of the Credit Agreement contains a diagram indicating the structure of Borrower, and any other Person in which Borrower holds a direct or indirect partnership, membership, joint venture or other equity interest, indicating the nature of such interest with respect to each Person included in such diagram; and (B) accurately sets forth the correct legal name of such Person, the jurisdiction of its incorporation or organization and the jurisdictions in which it is qualified to transact business as a foreign corporation, or otherwise.

          (ii) The outstanding Capital Stock issued by GGP, Inc. is duly authorized, validly issued, fully paid and nonassessable and the outstanding Securities issued by Borrower and, to the extent owned by Borrower, its Subsidiaries are duly authorized and validly issued. Borrower has previously delivered to the Administrative Agent a true, accurate and complete copy of the Borrower Partnership Agreement and the Borrower Operating Agreement, each as amended through and as in effect on the Closing Date, and neither the Borrower Partnership Agreement nor the Borrower Operating Agreement has been amended, supplemented, replaced, restated or otherwise modified in any respect since the Closing Date.

          (iii) Except where failure may not have a Material Adverse Effect on Borrower, each Subsidiary: (A) is a corporation, limited liability company, trust or partnership, as indicated on SCHEDULE 7.1-C of the Credit Agreement, duly organized or formed, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization; (B) is duly qualified to do business and, if applicable, is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing would limit its ability to use the courts of such jurisdiction to enforce Contractual Obligations to which it is a party; and (C) has all requisite power and authority to conduct its business as presently conducted and as proposed to be conducted hereafter.

     (d) NO CONFLICT. The execution, delivery and performance of this Guaranty do not and will not (i) conflict with GGP, Inc.'s Organizational Documents, (ii) constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or its Contractual Obligations, or require termination of any such Contractual Obligation which may subject the Administrative Agent or any of the other Lenders to any liability or which is reasonably likely to have a Material Adverse Effect, or (iii) require any approval of its shareholders.

     (e) GOVERNMENTAL CONSENTS. The execution, delivery and performance of this Guaranty do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except filings, consents or notices which have been made, obtained or given.

     (f) GOVERNMENTAL REGULATION. GGP, Inc. is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated by the Guaranty.

     (g) FINANCIAL POSITION. Complete and accurate copies of the following financial statements and materials have been delivered to the Administrative
Agent: (i) annual audited financial statements of GGP, Inc. and its Consolidated Subsidiaries for the fiscal year ended December 31, 2002, and (ii) quarterly financial statements for GGP, Inc. and its Consolidated Subsidiaries for the fiscal quarter ending December 31, 2002. All financial statements included in such materials were prepared in all material respects in conformity with GAAP, except as otherwise noted therein, and fairly present in all material respects the respective Consolidated financial positions, and the Consolidated results of operations and cash flows for each of the periods covered thereby of GGP, Inc. and its Consolidated Subsidiaries as at the respective dates thereof.

     (h)  [INTENTIONALLY OMITTED].

     (i) LITIGATION: ADVERSE EFFECTS. Except as set forth in SCHEDULE 7.1-I of the Credit Agreement, as of the Closing Date, there is no action, suit, proceeding, Claim, investigation or arbitration before or by any Governmental Authority or private arbitrator pending or, to GGP, Inc.'s knowledge, threatened against GGP, Inc., or any of its Subsidiaries (i) challenging the validity or the enforceability of any of the Loan Documents, (ii) which will or is reasonably likely to result in any Material Adverse Effect, or (iii) under the Racketeering Influenced and Corrupt Organizations Act or any similar federal or state statute where such Person is a defendant in a criminal indictment that provides for the forfeiture of assets to any Governmental Authority as a potential criminal penalty. There is no material loss contingency within the meaning of GAAP which has not been reflected in the Consolidated financial statements delivered in connection with the Loan. Neither GGP, Inc. nor any of its Subsidiaries is subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which has had, will have or is reasonably likely to have a Material Adverse Effect.

     (j) NO MATERIAL ADVERSE EFFECT. Since December 31, 2002, there has occurred no event which has had, will have or is reasonably likely to have a Material Adverse Effect.

     (k)  [INTENTIONALLY OMITTED].

     (l)  [INTENTIONALLY OMITTED].

     (m) PERFORMANCE. Neither GGP, Inc. nor any of its Subsidiaries has received any notice, citation or allegation, nor has actual knowledge, that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, has not had, will not have and is not reasonably likely to have a Material Adverse Effect.

     (n) DISCLOSURE. Its representations and warranties contained in this Guaranty, and all certificates and other documents delivered to the Administrative Agent pursuant to the terms hereof, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. It has not intentionally withheld any fact from the Administrative Agent or the other Lenders in regard to any matter which will have or is reasonably likely to have a Material Adverse Effect. Notwithstanding the foregoing, the Lenders acknowledge that neither Guarantor has any liability under this clause (n) with respect to its projections of future events.

     (o)  [INTENTIONALLY OMITTED].

     (p)  [INTENTIONALLY OMITTED].

     (q)  [INTENTIONALLY OMITTED].

     (r)  [INTENTIONALLY OMITTED].

     (s) SOLVENCY. After giving effect to the Loans to be made on the Initial Funding Date or such other date as Loans requested under the Credit Agreement are made, and the disbursement of the proceeds of such Loans pursuant to Borrower's instructions, GGP, Inc. is Solvent.

     (t)  [INTENTIONALLY OMITTED].

     (u) REIT STATUS. GGP, Inc. qualifies as a REIT under the Internal Revenue Code.

     (v) PATRIOT ACT. GGP, Inc. is not (nor will it be) a person with whom Lenders are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of Treasury of the United States of America (including, those persons named on OFAC's Specially Designated and Blocked Persons list) or under any similar statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; GGP, Inc. is not knowingly engaging in (and shall not knowingly engage in) any dealings or transactions or otherwise be associated with such persons. In addition, GGP, Inc. hereby agrees to provide the Administrative Agent with any additional information that the Administrative Agent deems reasonable and necessary from time to time in connection with the Loans in order to ensure compliance with all applicable laws, rules and regulations concerning money laundering and similar activities.

     (w)  [INTENTIONALLY OMITTED].

                                  SCHEDULE 8(f)

                        ARTICLE II -- REPORTING COVENANTS

GGP, Inc., with respect to the covenants below that apply to it, covenants and agrees that until the termination of the Commitments and payment in full of all of the Obligations (other than indemnities pursuant to SECTION 15.3 of the Credit Agreement and under the Guaranty not yet due), unless the Requisite Lenders shall otherwise give prior written consent (it being understood that to the extent Borrower provides the information requested below, GGP, Inc. shall not be required to provide such information):

     Section 2.1 GGP, INC.'S ACCOUNTING PRACTICES. (a) GGP, Inc. shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of Consolidated and Consolidating financial statements in conformity with GAAP, and each of the financial statements and reports described below shall be prepared from such system and records and in form satisfactory to the Administrative Agent.

     (b) INFORMATION REGARDING GGP, INC.. From time to time upon request by the Administrative Agent, GGP, Inc. shall deliver or cause to be delivered to the Administrative Agent such information, reports and documents concerning GGP, Inc. which are material to the Loan (including with respect to matters which would reasonably be expected to have a Material Adverse Effect), as the Administrative Agent may reasonably request.

     Section 2.2 EVENTS OF DEFAULT. Promptly upon GGP, Inc. obtaining knowledge that any Person has given any notice or taken any other action with respect to a claimed default or event or condition of the type referred to in
Section 5.1(e) of Schedule 8(g)) hereof, GGP, Inc. shall deliver to the Administrative Agent and the Lenders an Officer's Certificate specifying (i) the nature and period of existence of any such event of default, condition or event,
(ii) the notice given or action taken by such Person in connection therewith, and (iii) what action GGP, Inc. or, to GGP, Inc.'s knowledge, its applicable Subsidiary, has taken, is taking and proposes to take with respect thereto.

     Section 2.3 LAWSUITS. (i) Promptly upon GGP, Inc.'s obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting GGP, Inc. or any of its Subsidiaries of the type described in Section (i) of Schedule 8(e), not previously disclosed pursuant to the terms of the Loan Documents, GGP, Inc. shall give written notice thereof to the Administrative Agent and the Lenders and provide such other information and which is material to the Loan as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; (ii) as soon as practicable and in any event within sixty (60) days after the end of each fiscal quarter of GGP, Inc., GGP, Inc. shall provide a written quarterly report to the Administrative Agent and the Lenders (which may be incorporated into the Quarterly Compliance Certificate) covering the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration of the type described in SECTION (i) of Schedule 8(e) (not previously reported) and involving a Claim which is uninsured against or affecting GGP, Inc. or any of its Subsidiaries not previously disclosed to the Administrative Agent and the Lenders, and shall provide such other information which is material to the Loan at such time as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; and (iii) in addition to the requirements set forth in clauses (i) and
(ii) of this Section, GGP, Inc. upon request of the Administrative Agent or the Requisite Lenders shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) or (ii) above and provide such other information as may be reasonably available to it and which is material to the Loan to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.

     Section 2.4    [INTENTIONALLY OMITTED].

     Section 2.5    [INTENTIONALLY OMITTED].

     Section 2.6    [INTENTIONALLY OMITTED].

     Section 2.7    [INTENTIONALLY OMITTED].

     Section 2.8    [INTENTIONALLY OMITTED].

     Section 2.9    [INTENTIONALLY OMITTED].

     Section 2.10   [INTENTIONALLY OMITTED].

     Section 2.11 OTHER INFORMATION. Promptly upon receiving a request therefor from the Administrative Agent, GGP, Inc. shall prepare and deliver or cause to be delivered to the Administrative Agent such other information with respect to each Borrower and their respective Subsidiaries, on a Consolidated basis, which is material to the Loan (including with respect to matters which would reasonably be expected to have a Material Adverse Effect) as from time to time may be reasonably requested by the Administrative Agent.

                      ARTICLE III -- AFFIRMATIVE COVENANTS

GGP, Inc., with respect to the covenants below that apply to it, covenants and agrees that until the termination of the Commitments and payment in full of all of the Obligations (other than indemnities pursuant to SECTION 15.3 of the Credit Agreement and under the Guaranty not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

     Section 3.1 EXISTENCE, ETC. GGP, Inc. shall, at all times, maintain its existence as a corporation and preserve and keep, or cause to be preserved and kept, in full force and effect, its rights and franchises material to its businesses, except where the loss or termination of such rights and franchises is not likely to have a Material Adverse Effect.

     Section 3.2 POWERS; CONDUCT OF BUSINESS. GGP, Inc. shall remain qualified to do business and maintain its good standing in each jurisdiction in which the nature of its business requires it to be so qualified and in good standing.

     Section 3.3    [INTENTIONALLY OMITTED].

     Section 3.4 PAYMENT OF TAXES AND CLAIMS. GGP, Inc. shall pay all taxes, assessments and other governmental charges imposed upon it or on any of its assets or in respect of any of its franchises, licenses, receipts, sales, use, payroll, employment, business or income before any penalty or interest accrues thereon; PROVIDED, HOWEVER, that no such taxes, assessments, fees and governmental charges referred to in clause (i) above need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     Section 3.5    [INTENTIONALLY OMITTED].

     Section 3.6    [INTENTIONALLY OMITTED].

     Section 3.7    [INTENTIONALLY OMITTED].

     Section 3.8    [INTENTIONALLY OMITTED].

     Section 3.9 REIT STATUS. GGP, Inc. shall at all times (1) remain a publicly traded company listed on the New York Stock Exchange or other national stock exchange; (2) maintain its status as a REIT under the Internal Revenue Code, and (3) retain direct or indirect management and control of GGP LLC and the Partnership.

     Section 3.10   [INTENTIONALLY OMITTED].

                        ARTICLE IV -- NEGATIVE COVENANTS

GGP, Inc., with respect to the covenants below that apply to it, covenants and agrees that it shall comply, or cause compliance, with the following covenants until termination of the Commitments and payment in full of all of the Guaranteed Obligations (other than indemnities pursuant to SECTION 15.3 of the Credit Agreement and under the Guaranty not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

     Section 4.1    [INTENTIONALLY OMITTED].

     Section 4.2    [INTENTIONALLY OMITTED].

     Section 4.3    [INTENTIONALLY OMITTED].

     Section 4.4    [INTENTIONALLY OMITTED].

     Section 4.5 RESTRICTION ON FUNDAMENTAL CHANGES AND CHANGES OF CONTROL. Neither GGP, Inc., nor Borrower, nor any of their Subsidiaries shall enter into any merger or consolidation, or liquidate, windup or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of related transactions, all or substantially all of GGP, Inc.'s, Borrower's or any such Subsidiary's business or Property, whether now or hereafter acquired, except in connection with (a) issuance, transfer, conversion or repurchase of limited partnership interests in the Partnership, or (b) conversion or repurchase of membership interests in GGP LLC to the extent required pursuant to any existing Contractual Obligation, under the Borrower Operating Agreement or the Borrower Partnership Agreement; provided, however, that nothing herein shall prohibit the issuance of preferred stock or preferred securities by (i) GGP, Inc. or the Partnership or (ii) GGP LLC, to the extent permitted by the terms of the Credit Agreement. Notwithstanding the foregoing, Borrower shall be permitted to merge with another Person so long as Borrower is the surviving Person following such merger, provided that nothing herein or in any other Loan Document shall prohibit a merger between the Partnership and GGP LLC, regardless of which entity is the surviving entity, so long as contemporaneously with such merger the surviving Borrower shall assume the non-surviving Borrower's obligations under the Loan Documents pursuant to documentation in form and substance reasonably satisfactory to the Requisite Lenders. No Change of Control shall occur.

     Section 4.6    [INTENTIONALLY OMITTED].

     Section 4.7    [INTENTIONALLY OMITTED].

     Section 4.8    [INTENTIONALLY OMITTED].

     Section 4.9 FISCAL YEAR. Neither GGP, Inc. nor any of its Consolidated Subsidiaries shall change its Fiscal Year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

                                  SCHEDULE 8(g)

                                EVENTS OF DEFAULT

     Section 5.1 EVENTS OF DEFAULT. Each of the following occurrences shall constitute an event of default under this Guaranty:

     (a) PAYMENT OF GUARANTEED OBLIGATIONS. Guarantors shall fail to pay any of the Guaranteed Obligations in accordance with SECTION 1 of this Guaranty.

     (b)  BREACH OF CERTAIN COVENANTS.

          (i) GGP, Inc. shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on it under SECTIONS 2.3, 3.1, 3.2, 3.9 or ARTICLE IV OF SCHEDULE 8(f).

          (ii) GGP, Inc. shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on GGP, Inc. under SECTION 3.4 of
SCHEDULE 8(f), and such failure shall continue for fifteen (15) days after receipt of written notice from the Administrative Agent thereof.

     (c) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made by GGP, Inc. to the Administrative Agent or any other Lender in this Guaranty or in any statement or certificate at any time given by any such Person pursuant hereto shall be false or misleading in any material respect on the date as of which made.

     (d) OTHER DEFAULTS. Except as set forth in the next sentence, a Guarantor shall default in the performance of or compliance with any term contained in this Guaranty (other than as identified in paragraphs (a), (b) or (c) of this Schedule 8(g), and such default shall continue for thirty (30) days after receipt of written notice from the Administrative Agent thereof. Notwithstanding the foregoing sentence, such failure or noncompliance shall not constitute an event of default hereunder so long as GGP, Inc. commences the cure within such thirty (30) day period after the receipt of written notice, thereafter diligently pursue the same until completion and complete the cure of such failure or noncompliance within ninety (90) days after the receipt of such notice.

     (e) DEFAULT UNDER OTHER INDEBTEDNESS. Any breach, default or event of default shall occur, or any other condition shall exist, subject to the receipt of any applicable notice and the expiration of any applicable cure period or grace period, under any instrument, agreement or indenture pertaining to any (x) Recourse Indebtedness (other than the Obligations) of GGP, Inc. and/or its Subsidiaries aggregating $20,000,000 or more or (y) any Non-Recourse Indebtedness of GGP, Inc.. and/or its Subsidiaries aggregating $250,000,000 or more; or (i) any such Recourse Indebtedness aggregating $20,000,000 or more or
(ii) any such Non-Recourse Indebtedness aggregating $250,000,000 shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by GGP, Inc., or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof. (Each reference in this subparagraph (e) and in subparagraph (h) below to

Subsidiaries of GGP, Inc. shall exclude Borrower and Subsidiaries of Borrower, which are separately covered by the provisions of Article XI of the Credit Agreement).

     (f)  INVOLUNTARY BANKRUPTCY: APPOINTMENT OF RECEIVER, ETC.

          (i) An involuntary case shall be commenced against GGP, Inc., or any of its Subsidiaries to which more than $50,000,000 of the Capitalization Value is attributable, and the petition shall not be dismissed, stayed or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of GGP, Inc. or any of its Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law; or the board of directors of GGP, Inc. or the board of directors, partners or members of any Subsidiary of GGP, Inc. to which more than $50,000,000 of the Capitalization Value is attributable (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

          (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over GGP, Inc., or any of its Subsidiaries to which more than $50,000,000 of the Capitalization Value is attributable, or over all or a substantial part of the Property of GGP, Inc. or any of such Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of GGP, Inc. or any of such Subsidiaries or of all or a substantial part of the Property of GGP, Inc. or any of such Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the Property of GGP, Inc. or any of such Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance; or the respective board of directors of GGP, Inc. or the board of directors, members or partners of any Subsidiary of GGP, Inc. to which more than $50,000,000 of the Capitalization Value is attributable (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

     (g) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. GGP, Inc., or any of its Subsidiaries to which more than $50,000,000 of the Capitalization Value is attributable, shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its Property; or GGP, Inc. or any of such Subsidiaries to which more than $50,000,000 of the Capitalization Value is attributable shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, generally to pay its debts as such debts become due.

     (h) JUDGMENTS AND UNPERMITTED LIENS. Any money judgment (other than a money judgment covered by insurance as to which the insurance company has acknowledged coverage), writ or warrant of attachment, or similar process against GGP, Inc. or any of its Subsidiaries or any of their respective assets involving in any event an amount in excess of $25,000,000 (other than with respect to Claims arising out of nonrecourse Indebtedness) is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder.

     (i) DISSOLUTION. Any order, judgment or decree shall be entered against GGP, Inc. decreeing its involuntary dissolution or split up; or GGP, Inc. shall otherwise dissolve or cease to exist except as specifically permitted by the Loan Documents.

     (j) LOAN DOCUMENTS. At any time, for any reason, any Loan Document ceases to be in full force and effect or Borrower or GGP, Inc. seeks to repudiate its obligations thereunder.

     (k)  [INTENTIONALLY OMITTED].

     (l)  [INTENTIONALLY OMITTED].

     (m)  [INTENTIONALLY OMITTED].

     (n) MERGER OR LIQUIDATION OF GGP, INC. GGP, Inc. shall merge or liquidate with or into any other Person and, as a result thereof and after giving effect thereto, GGP, Inc. is not the surviving Person.

                                      - 3 -